               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                Series 1996-A1 and 1996-A2

             Statement To  Certificateholders

Distribution Date:  February 18, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                    278,145,264.64
TOTAL PRINCIPAL:                                     5,761,205.63
PREPAYMENTS:                                         5,180,754.14
NET LIQUIDATION PROCEEDS:                                    0.00
TOTAL INTEREST:                                      2,726,945.38

LOAN GROUP 2 PRINCIPAL BALANCE:                     84,472,359.98
TOTAL PRINCIPAL:                                     2,105,889.57
PREPAYMENTS:                                         2,045,702.87
NET LIQUIDATION PROCEEDS:                                    0.00
TOTAL INTEREST:                                        704,455.50


SUBSTITUTION AMOUNTS GROUP 1:                                0.00
LOAN PURCHASE PRICES GROUP 1:                                0.00

SUBSTITUTION AMOUNTS GROUP 2:                                0.00
LOAN PURCHASE PRICES GROUP 2:                                0.00

RESERVE ACCOUNT BALANCE:                            27,320,947.47

SPECIFIED RESERVE ACCOUNT REQUIREMENT:              34,000,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                       41,010.58

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                     72,208,989.42

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                      0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                      0.00

                                       TOTAL            TOTAL
                                       ACCRUED          DUE
                                       -------          ---------
SERVICING FEES GROUP 1:                118,294.36       88,648.62
SERVICING FEES GROUP 2:                 36,074.27       28,571.41

GUARANTEE FEES DUE GROUP 1:                            605,077.40
GUARANTEE FEES DUE GROUP 2:                             53,330.07
                         Page 10
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates
                Series 1996-A1 and 1996-A2

            Statement To  Certificateholders

Distribution Date:  February 18, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                23,436.66
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                           41,752.56

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                     0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                                0.00

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:          5.8600%

-----------------------------------------------------------------------------------
DELINQUENT AND                                                              LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS            FORE-
                                                                            CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1   12,966,953.73  4,649,133.42   16,739,759.49    0.00
NUMBER OF LOANS                         327           115             341       0

PRINCIPAL BALANCE - GROUP 2    4,205,714.98  2,421,912.00    5,017,872.79    0.00
NUMBER OF LOANS                          53            30              70       0

AGGREGATE PRINCIPAL BALANCE   17,172,668.71  7,071,045.42   21,757,632.28    0.00
AGGREGATE NUMBER OF LOANS               380           145             411       0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                            98

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                         4,232,963.98

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                            16

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                         1,391,370.23

REO LOANS - GROUP 1:                                                 9
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                   477,214.08

REO LOANS - GROUP 2:                                                 1
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                    81,230.79

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                         0.00
REO PROCEEDS:                                                     0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates
                Series 1996-A1 and 1996-A2

            Statement To  Certificateholders

Distribution Date:  February 18, 1997


CLASS A-1 INTEREST SHORTFALL AMOUNT:
CLASS A-2 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-8 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-9 INTEREST SHORTFALL AMOUNT:                         0.00

CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-9 PRINCIPAL SHORTFALL AMOUNT:                        0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00


                              PAGE 12

                               (c) COPYRIGHT 1997 Bankers Trust Company